Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-251106 of InterPrivate Acquisition Management LLC on Form S-4 of our report dated November 30, 2020, relating to the financial statements of Aeva, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, California
January 12, 2021